                                                                   EXHIBIT 23.7


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Cardinal Bancshares, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for certain investments in debt and equity securities in 1994.






Lexington, Kentucky
August 6, 1997                               /s/ KPMG PEAT MARWICK LLP